Filed by I.D. Systems, Inc.

Pursuant to Rule 425 of the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Pointer Telocation Ltd.

Commission File No.: 001-13138

The following presentation slides were used by I.D. Systems, Inc. on an investor call held on March 14, 2019.